                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             InterWorld Corporation
 ................................................................................
                (Name of Registrant as Specified In Its Charter)


 ................................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing fee (Check the appropriate box):

[x]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

     ................................................
2)   Form, Schedule or Registration Statement No.:

     ................................................
3)   Filing Party:

     ................................................
4)   Date Filed:

     ................................................

                             [INTERWORLD LETTERHEAD]

                             INTERWORLD CORPORATION
                                395 HUDSON STREET
                                    6TH FLOOR
                            NEW YORK, NEW YORK 10014


                                                         December 30, 1999

Dear Shareholders:

       It is my pleasure to invite you to a Special Meeting of Shareholders of InterWorld Corporation to be held on January 25, 2000, at 10:00 am New York City time, at our corporate offices located at 395 Hudson Street, 10th Floor, New York, New York.

       Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Special Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Special Meeting.

       I hope that you will attend the Special Meeting. Thank you for your continued support of InterWorld.

                                                         Very truly yours,

                                                         Michael J. Donahue,
                                                         Chairman of the Board

                             [INTERWORLD LETTERHEAD]

                                ----------------

                            INTERWORLD CORPORATION
                                395 HUDSON STREET
                                    6TH FLOOR
                            NEW YORK, NEW YORK 10014

                                ----------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TUESDAY, JANUARY 25, 2000

To Our Shareholders:

       A Special Meeting of Shareholders of InterWorld Corporation (the "Company") will be held on January 25, 2000, at 10:00 am. New York City time, at our corporate offices located at 395 Hudson Street, 10th Floor, New York, New York for the following purpose:

       1. To approve the adoption of the InterWorld Corporation 2000 Equity Incentive Plan; and

       2. To transact such other business as may properly come before the Special Meeting.

       Shareholders of record on December 27, 1999 are entitled to receive notice of and to vote at the Special Meeting.

       You are cordially invited to attend the Special Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Special Meeting. We hope that you will attend the Special Meeting.

       Whether or not you expect to be present at the Special Meeting in person, you are urged to complete, date, sign and return the enclosed proxy card in the enclosed return postage-paid envelope.

       No postage need be affixed to the return envelope if mailed in the United States. If you attend the Special Meeting, you may withdraw your proxy and vote in person by ballot.

                                           By Order of the board of directors,

                                           Amy Aguilar-Brown
                                           Vice President, Legal Affairs
                                           and Secretary

New York, New York
December 30, 1999

                             INTERWORLD CORPORATION
                                395 HUDSON STREET
                                    6TH FLOOR
                            NEW YORK, NEW YORK 10014

                                ----------------

                                 PROXY STATEMENT

                                ----------------

       This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy card are being furnished in connection with the solicitation by the board of directors of InterWorld Corporation (the "Company") of proxies to be voted at the Special Meeting of shareholders of InterWorld Corporation to be held on January 25, 2000, at 10:00 am, New York City time, at our corporate offices located at 395 Hudson Street, 10th Floor, New York, New York, and at any adjournment or postponement thereof (the "Special Meeting"). This Proxy Statement and the enclosed proxy card are first being furnished on or about December 30, 1999, to all holders of record of our Common Stock, par value $.01 per share (the "Common Stock"), on December 27, 1999 (the "Record Date").

       As of the Record Date, there were 27,232,738 shares of Common Stock issued and outstanding and we did not have any other voting securities outstanding. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum for the Special Meeting. Each outstanding share of Common Stock entitles the holder thereof to one vote.

       At the Special Meeting, shareholders will act upon a proposal to approve the adoption of the InterWorld Corporation 2000 Equity Incentive Plan (the "Equity Incentive Plan"). A complete description of the Equity Incentive Plan is set forth below.

PROPOSAL TO APPROVE THE ADOPTION OF THE
INTERWORLD CORPORATION 2000 EQUITY INCENTIVE PLAN:

       The board of directors has approved the adoption, subject to shareholder approval, of the Equity Incentive Plan, more fully described below. The purpose of the Equity Incentive Plan is to provide us with a range of equity compensation alternatives to use in our ongoing employee recruitment and retention efforts. The board of directors believes that the Equity Incentive Plan is an important tool to assist us in protecting and enhancing a key Company asset, our highly skilled and experienced work force. The board of directors believes that it is of critical strategic importance to motivate management and employees, consultants and outside directors to remain with us and to provide an incentive for them to exert maximum efforts on our behalf and on behalf of our stockholders.

       Equity Incentive Plan Summary. The following summary describes the Equity Incentive Plan as proposed to be adopted and is qualified in its entirety by reference to the text of the plan which is attached as Annex A to this Proxy Statement.

       Our Equity Incentive Plan authorizes the granting of awards until January 25, 2010. The Equity Incentive Plan permits the granting of: (1) stock options, including incentive stock options entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended
(ISOs), (2) stock appreciation rights (SARs), (3) restricted stock and restricted stock units (RSUs), (4) performance awards, (5) dividend equivalents, and (6) other awards valued in whole or in part by reference to or otherwise based on the Common Stock (other stock-based awards). Awards generally are granted for no cash consideration, and are generally non-transferable except upon the death of a participant.

       The Equity Incentive Plan will be administered by a committee (the Plan Committee) of our Board consisting exclusively of two or more non-employee directors. The Plan Committee may select eligible employees to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; determine the time or times when each award shall become exercisable and the duration of the exercise period; set the terms and conditions of such awards; and cancel, suspend, and amend awards. The Plan Committee's determinations and interpretations under the Equity Incentive Plan will be binding on all interested parties. The Plan Committee is empowered to act through a subcommittee it may designate, consisting of at least two directors, or with members of the Plan Committee abstaining or recusing themselves, and the full Board may exercise any authority of the Plan Committee under the Equity Incentive Plan. Except to the extent prohibited by applicable law or otherwise expressly provided in an award agreement, the Board may amend, alter, or discontinue the Equity Incentive Plan at any time, including amending it in ways that might increase the cost of the Equity Incentive Plan to us.

       Awards may provide that upon exercise the participant will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Plan Committee shall determine. The exercise price per share of stock purchasable under any ISO and the grant price of any SAR shall not be less than 100% of the fair market value of the stock on such date, and the purchase price of any security which may be purchased under any other stock-based award shall not be less than 85% of the fair market value of the stock or other security on the date of the grant of such other award, or, if the Plan Committee so determines, in the case of certain awards retroactively granted in tandem with or in substitution for other awards under the Equity Incentive Plan or for any outstanding awards granted under any other of our plans, on the date of grant of such other awards. Any exercise or purchase price may be paid in cash or, if permitted by the Plan Committee, by surrender of shares.

       The Plan Committee may grant certain awards of options, SAR's, restricted stock, RSUs or other stock-based awards which may be earned in whole or in part if we achieve certain goals established by the Plan Committee over a designated period of time (Performance Awards). The goals established by the Plan Committee shall be based on any one, or a combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, revenue, economic value added, or increase in share price or cash flow return on investment. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

       A participant granted an option is entitled to purchase a specified number of shares during a specified term at a fixed price, affording the participant an opportunity to benefit from the appreciation in the market price of the Common Stock from the date of grant. A participant granted an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Plan Committee shall so determine in the case of any SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a share of Common Stock over the grant price of the SAR. Restricted stock and RSUs are awards that are non-transferable and subject to a risk of forfeiture upon certain kinds of employment terminations or the failure to achieve specified performance goals, as determined by the Plan Committee, during a restricted period specified by the Plan Committee. Restricted stock may provide a participant with certain rights of a shareholder of the Company, as the Plan Committee may determine, including the right to vote the shares and to receive dividends. Dividend equivalents granted to participants represent a right to receive payments equivalent to dividends or interest with respect to a specified number of shares. Other stock-based awards are awards for which the Plan Committee establishes virtually all terms and conditions. The Plan Committee may also require or permit award payments to be deferred and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral.

       Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan shall not exceed (a) 3,000,000, plus the 938,506 shares of Common Stock remaining available for issuance under our 1996 Amended and Restated Stock Option Plan (the "Predecessor Plan") plus (b) the additional shares of Common Stock described below. The limitation on the number of shares of Common Stock is subject to equitable adjustment in the case of a stock split, recapitalization or other reorganization.

       As of January 1 of each year that the Equity Incentive Plan is in effect, commencing with the year 2001 and ending in 2006, the aggregate number of shares of Common Stock available for the granting of awards under the Plan shall automatically increase by a number equal to the lesser of (a) 5% of the total number of shares of Common Stock then outstanding or (b) 750,000 shares, subject to adjustment as provided in Section 4(b) of the Equity Incentive Plan.

       Under the Equity Incentive Plan, all shares available for granting awards in any year that are not used will be available for use in subsequent years. If any shares subject to any award under the Equity Incentive Plan, or under certain previous plans, are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such awards will be available for future awards under the Equity Incentive Plan. In any event, the total number of shares that may be delivered pursuant to ISOs granted under the Equity Incentive Plan may not exceed 5,000,000 shares, subject to adjustment as provided in Section 4(b) of the Equity Incentive Plan. In addition, the number of shares with respect to which options, SARs, restricted stock, RSUs and other stock-based awards may be granted under the Equity Incentive Plan to any individual executive officer in any three-year period from January, 2000 through the end of the term of the Equity Incentive Plan may not exceed 3,000,000 shares, subject to adjustment as provided in section 4(b) of the Equity Incentive Plan.

       The Plan Committee may adjust the number and type of shares which may be made the subject of new awards or are then subject to outstanding awards and other award terms, and may provide for a cash payment to a participant relating to an outstanding award, or may adjust the number and type of shares which may be subject to ISOs and which constitute the three-year, per-person limitations on options and SARs, in the event of a stock split, stock dividend, or other extraordinary corporate event. The Plan Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles. In addition, nothing contained in the Equity Incentive Plan prevents us or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

       The following is a general summary of the current Federal income tax consequences relating to Plan awards. The grant of an option or SAR will create no tax consequences for the participant or for us. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. Other awards under the Equity Incentive Plan, including non-qualified options and SARs, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Except as discussed below, we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

       As discussed above, Section 162(m) generally allows us to obtain tax deductions without limit for performance-based compensation. We intend that options and SARs, and, subject to shareholder approval of the performance goals described above, RSUs and contingent long-term performance awards, granted under the Equity Incentive Plan will continue to qualify as performance-based compensation not subject to Section 162(m)'s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Equity Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the Equity Incentive Plan, such as restricted stock and other stock-based awards, generally will not so qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

       The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Equity Incentive Plan. Different tax rules may apply to specific participants and transactions under the Equity Incentive Plan.

       New Plan Benefits: Future awards under the Equity Incentive Plan will be made at the discretion of the Plan Committee based on such factors as the committee determines to be appropriate at the time of such awards. Accordingly benefits or amounts to be received under the Equity Incentive Plan by any person or group are not determinable.

       As of the date of the Proxy Statement, approximately 300 employees, outside directors and consultants are eligible to receive awards under the Equity Incentive Plan. As of the Record Date, the market price of the Common Stock was $76.875 per share.

       Vote Required. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting and entitled to vote on the proposal, assuming that a quorum is achieved. Abstentions will be counted in determining the presence of a quorum and in determining whether the proposal is approved. Accordingly, an abstention will have the effect of a vote in opposition to the proposal. Shares that are subject to a broker non-vote will be counted in determining the presence of a quorum, but are not entitled to vote on the proposal. Accordingly, a broker non-vote will have no effect on the outcome of the vote on the proposal.

Your board of directors recommends a vote for the proposal to adopt the Equity Incentive Plan, as set forth in its entirety in Annex A.

                    OWNERSHIP OF INTERWORLD CORPORATION STOCK

       The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock; each of the Named Executive Officers (as defined below); each of our directors; and all executive officers and directors as a group.

                                                    SHARES        PERCENTAGE OF
                                                 BENEFICIALLY     COMMON STOCK
NAME OF BENEFICIAL OWNER (1)                        OWNED        OUTSTANDING (2)
----------------------------------------------  --------------  ----------------
Michael J. Donahue (3)                            4,812,767          17.7%
Alan J. Andreini (4)                              1,009,182           3.6
Peter Schwartz (5)..................                127,000           *
Daniel Turano (6)...................                114,500           *
Stephen Law (7).....................                 95,500           *
Amy Aguilar-Brown (8).......                         25,500           *
Robert L. Zangrillo (9)                           4,270,000          15.7
Susan Fairty......................                   45,000           *
Kenneth G. Langone (10)...                          771,155           2.8
Joseph C. Robinson (11)....                       1,402,952           5.2
Yves Sisteron (12)..............                    539,860           2.0
Jack Slevin (13)......................               55,333           *
Russell West (14)...................                 30,000           *
George Soros (15)                                 2,690,595           9.9
Laurence S. Zimmerman                             1,198,206           4.4
All executive officers and directors as a         8,983,749          31.8
group (11 persons)

----------

*      Represents less than one percent of our issued and outstanding Common
       Stock.

(1) Except as otherwise indicated, the address of each beneficial owner of more than 5% of our Common Stock is c/o InterWorld Corporation, 395 Hudson Street, 6th Floor, New York, New York 10014.

(2) The ownership percentages set forth in the table are based on 27,232,738 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities where applicable. Shares of Common Stock subject to options or warrants that are exercisable within 60 days of the Record Date are deemed to be beneficially owned holder for the purpose of computing the percentage of ownership of the person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)    Includes 20,000 shares owned by Ginny Bond.

(4)    Includes 642,849 shares underlying options exercisable within 60 days.

(5)    Includes 125,000 shares underlying options exercisable within 60 days.

(6)    Includes 22,500 shares underlying options exercisable within 60 days.

(7)    Includes 6,000 shares underlying options exercisable within 60 days.

(8)    Represents 25,500 shares underlying options exercisable within 60 days.

(9) Includes 4,000,000 shares owned by Strategic Global Partners, 10,000 shares owned by Paige Zangrillo, 10,000 shares held in trust by Mr. Zangrillo and 250,000 shares owned by Wight Investment Partners.

(10) Includes 285,500 shares owned by Invemed, 26,000 shares underlying options exercisable within 60 days and 103,129 shares underlying warrants exercisable within 60 days.

(11)   Includes 33,000 shares held in trust by Mr. Robinson and 30,000.

(12) Includes 438,263 shares owned by Global Retail Partners and its affiliates, 30,000 shares underlying options exercisable within 60 days and 73,657 shares underlying warrants owned by Global Retail Partners and its affiliates exercisable within 60 days.

(13)   Includes 22,000 shares underlying options exercisable within 60 days.

(14)   Represents 30,000 shares underlying options exercisable within 60 days.

(15)   Includes 352,530 shares held in trust by Mr. Soros.

(16) Includes 929,849 shares underlying options exercisable within 60 days, and 176,786 shares underlying warrants exercisable within 60 days.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

       The following table sets forth, in accordance with the rules of the Securities and Exchange Commission, information concerning the compensation paid to our current Chief Executive Officer, the four other most highly compensated executive officers, our former Chief Executive Officer and our former Vice President, Marketing (collectively, the "Named Executive Officers") for services rendered in all capacities to us in 1997 and 1998.

                                                   SUMMARY COMPENSATION TABLE
                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                           ANNUAL COMPENSATION                     AWARDS
                                                ---------------------------------------------------------------
                                                                                                 SECURITIES
                                                                                 OTHER           UNDERLYING          ALL
                                                                                 ANNUAL           OPTIONS/          OTHER
NAME AND POSITION                         YEAR     SALARY          BONUS      COMPENSATION         SAR(#)        COMPENSATION
                                          -----------------------------------------------------------------------------------
Michael J. Donahue...................     1998     $240,000           --           --                --                --
   Chairman                               1997      240,000           --           --                --                --

Alan J. Andreini (1).................     1998     $226,667           --           --                --                --
   President and Chief                    1997      146,666           --           --           892,849 (2)       $28,715 (3)
   Executive Officer

Daniel Turano (4)....................     1998     $150,000    $  63,723           --                --                --
   Vice President,                        1997       30,000      100,000           --           195,000 (5)            --
   Worldwide Field Operations

Stephen Law (6)......................     1998     $ 98,542    $  38,819           --           175,000 (7)            --
   Vice President                         1997           --           --           --                --                --
   Engineering

Amy Aguilar-Brown (8)................     1998     $145,000    $  10,000           --            15,000 (9)            --
   Vice President, Legal                  1997       39,750        7,500           --            20,000 (10)           --
   Affairs and Secretary

Robert L. Zangrillo (11).............     1998     $184,800           --     $103,857 (12)           --                --
   Former Chief                           1997      240,000           --       36,000 (13)           --                --
   Executive Officer

Susan Fairty (14)....................     1998     $150,000    $  75,000           --                --                --
   Former Vice                            1997       23,333       11,667           --           175,000 (15)           --
   President, Marketing

---------------------

1.     Mr. Andreini joined InterWorld in April 1997.

2. Options were granted pursuant to the Predecessor Plan at an exercise price of $2.00 per share. Options to purchase 267,885 shares of Common Stock granted to Mr. Andreini vested on May 1, 1997, and he exercised options to purchase 250,000 shares in March 1998. Of the remaining options held by Mr. Andreini, options to purchase 178,570 shares of Common Stock vested upon the consummation of our public offering on August 11, 1999, and options to purchase 446,424 shares of Common Stock vest in 16 equal quarterly installments which commenced June 30, 1998 contingent on Mr. Andreini's continued employment. The options granted to Mr. Andreini expire on July 28, 2004.

3.     Represents relocation expense reimbursement.

4.     Mr. Turano joined InterWorld in October 1997.

5. Options were granted pursuant to the Predecessor Plan at an exercise price of $2.00 per share. Mr. Turano's options (a) vested as to 45,000 shares on August 15, 1998 and (b) as to the remaining 150,000 shares, vested 20% on November 1, 1998 and 5% on the first day following each completed quarter thereafter contingent on Mr. Turano's continued employment. The options granted to Mr. Turano expire on November 1, 2004.

6.     Mr. Law joined InterWorld in May 1998.

7. Options were granted pursuant to the Predecessor Plan at an exercise price of $4.25 per share. Mr. Law's options (a) vested as to 25,000 shares on May 11, 1998 and (b) as to the remaining 150,000 shares, 40,000 will vest during his first year of employment, and 30,000 shares vest during each of his second, third, fourth and fifth years of employment, in each case, contingent on Mr. Law's continued employment. The options granted to Mr. Law expire on May 11, 2005.

8.     Ms. Aguilar-Brown joined InterWorld in September 1997.

9. Options were granted pursuant to the Predecessor Plan at an exercise price of $4.25 per share and vest as to 20% on January 1, 1999 and as to 5% on the first day following each completed quarter thereafter contingent on Ms. Aguilar-Brown's continued employment. Such options expire on January 1, 2005.

10. Options were granted pursuant to the Predecessor Plan at an exercise price of $2.00 per share and vest as to 20% on September 15, 1998 and as to 5% on the first day following each completed quarter thereafter contingent on Ms. Aguilar-Brown's continued employment. Such options expire on September 15, 2004.

11.    Mr. Zangrillo resigned in June 1998.

12. Includes $75,000 in loan principal forgiveness and $10,857 in interest forgiveness and $18,000 paid to a corporation controlled by Mr. Zangrillo for rent in connection with a home office.

13. Represents amounts paid to a corporation controlled by Mr. Zangrillo for rent in connection with a home office.

14.    Ms. Fairty joined InterWorld in November 1997 and resigned in February
       1999.

15. Options were granted pursuant to the Predecessor Plan at an exercise price of $2.00 per share. Ms. Fairty's options (a) vested as to 25,000 shares on November 3, 1997 and (b) as to 30,000 shares, vested on November 3, 1998. Ms. Fairty exercised options to purchase 55,000 shares in March 1999 and the remaining options terminated in connection with her resignation.

                        OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth information concerning grants of stock options during the year ended December 31, 1998 to each of the Named Executive
Officers:

                                                         INDIVIDUAL GRANTS
                                    --------------------------------------------------------------
                                     NUMBER OF        PERCENT OF
                                    SECURITIES          TOTAL
                                    UNDERLYING         OPTIONS
                                     OPTIONS         GRANTED TO        EXERCISE OR
                                     GRANTED        EMPLOYEES IN        BASE PRICE      EXPIRATION      GRANT DATE
NAME                                  (#)(1)         FISCAL YEAR          ($/SH)           DATE          VALUE (2)
----                                ----------      ------------       -----------      ----------      ----------
Michael J. Donahue..............          --                --                 --               --             --

Alan J. Andreini................          --                --                 --               --             --

Daniel Turano...................          --                --                 --               --             --

Stephen Law (3).................     175,000             15.0%               4.25          5/11/05       $943,300

Amy Aguilar-Brown (4)...........      15,000              1.3%               4.25          1/01/05       $ 80,900

Robert L. Zangrillo.............          --                --                 --               --             --

Susan Fairty....................          --                --                 --               --             --

---------------------

1.     All options were granted pursuant to the Predecessor Plan.

2. Grant date value was determined on the date of grant using the Black-Scholes option-pricing model based on the following assumptions: volatility-75%; expected life -five years; risk-free interest rate -5.55%; and no dividend yield.

3. The options held by Mr. Law vest (a) as to 25,000 shares, on May 11, 1998 and (b) as to the remaining 150,000 shares, 40,000 shares vest during his first year of employment, and 30,000 shares vest during each of his second, third, fourth and fifth years of employment.

4. The options held by Ms. Aguilar-Brown vest as to 20% on January 1, 1999 and as to 5% on the first day following each completed quarter thereafter.

       In February 1999, we granted 200,000 options to purchase shares of our Common Stock to Peter Schwartz and 22,500 options to Amy Aguilar-Brown, in each case for an exercise price of $10.00 per share. With respect to these options, Mr. Schwartz has options to purchase 125,000 shares that are currently vested and Ms. Aguilar-Brown has options to purchase 7,500 shares that are currently vested. The remaining options vest 20% on the first anniversary of the date to which vesting is tied and 5% on the first day following each completed quarter thereafter. In August of 1999 we granted 20,000 options to purchase shares of our Common Stock to each of Peter Schwartz and Danny Turano, 30,000 options to Stephen Law and 15,000 to Amy Aguilar-Brown, in each case at an exercise price of $15.00 per share. Theses options vest 20% on the first anniversary of the date to which vesting is tied and 5% on the first day following each completed quarter thereafter.

                          FISCAL YEAR-END OPTION VALUES

       The following table sets forth information with respect to the number and value of the outstanding options held by the Named Executive Officers at December 31, 1998:

                                                   NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED                      IN-THE-MONEY
                                               OPTIONS AT FISCAL YEAR-END (#):        OPTIONS AT FISCAL YEAR-END($):
NAME                                             EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE(1)
----                                             -------------------------            ----------------------------
Michael J. Donahue......................                    0/0                                    0/0

Alan J. Andreini........................              101,560/541,289                      1,320,280/7,036,757

Daniel Turano...........................              75,000/120,000                        975,000/1,560,000

Stephen Law.............................              48,333/126,667                        519,580/1,361,670

Amy Aguilar-Brown.......................               5,000/30,000                          65,000/356,250

Robert L. Zangrillo.....................                    0/0                                    0/0

Susan Fairty............................                 55,000/0                               715,000/0

---------------------

(1) Based on the initial public offering price per share of the Common Stock of $15.00.

DIRECTOR COMPENSATION

       Directors do not receive any cash remuneration for serving as directors. All directors were eligible to participate in the Predecessor Plan and will be eligible to participate in the Equity Incentive Plan. Each of Messrs. Langone, Sisteron, Slevin and West were granted options to purchase 40,000 shares of Common Stock at an exercise price of $2.00 per share upon their appointment to the board of directors under the Predecessor Plan. These options vest 20% on the first anniversary of the date to which vesting is tied and 5% on the first day following each completed quarter thereafter.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Mr. Slevin, a member of the compensation committee, was Chairman and Chief Executive Officer of Comdisco, Inc., until his retirement in January 1999. Comdisco, Inc. has in the past provided equity and debt financing to InterWorld.

       In May 1997, in connection with a round of private equity financing, we issued 133,333 shares of Common Stock to Comdisco, Inc. for a purchase price of $7.50 per share. In November 1997, in connection with a round of private equity financing, we issued 29,412 shares of Common Stock to Comdisco, Inc. for a purchase price of $8.50 per share.

       In connection with a letter of credit in support of a facility deposit, in January 1997, we issued warrants to purchase 25,260 shares of Common Stock at an exercise price of $6.25 per share to Comdisco, Inc.

       In February 1997, in connection with an equipment lease financing, we issued warrants to purchase 39,200 shares of Common Stock at an exercise price of $6.25 per share to Comdisco, Inc.

       During 1997, we completed a sale-leaseback transaction with Comdisco, Inc., selling computer equipment, office equipment and furniture and fixtures having a fair market value of approximately $878,000, net of accumulated depreciation, for approximately $819,000, realizing a loss of approximately $59,000. The lease has been accounted for as a capital lease. During 1997, we acquired computer equipment, office equipment and furniture and fixtures pursuant to capital lease agreements with Comdisco. The lease, together with previous Comdisco lease arrangements, had an aggregate initial principal amount of approximately $3,181,000. In connection with the leases, in March 1996 and February 1997, we issued warrants to purchase 37,500 and 39,200 shares of Common Stock at exercise prices of $2.00 and $6.25 per share, respectively, to Comdisco, Inc.

       During 1997, we recognized product license and service revenues from Comdisco, Inc. of approximately $12,000.

       Effective as of May 1998, we entered into a secured loan agreement with Comdisco, Inc. under which we may borrow up to $11.0 million. The loan accrues interest, which is payable monthly, at a rate of 10% per annum and is secured by our accounts receivable. We may borrow amounts under the line for a period of twelve months subsequent to our initial borrowing under the loan agreement (which occurred in October 1998) or until completion of this offering. The loan principal is due and payable at the later of 15 months from the draw down date of any advance or 21 months from the date of the date of the agreement. In connection with the loan agreement, Comdisco, Inc. was issued a warrant to purchase up to 103,532 shares of Common Stock at an exercise price of $9.775 per share. Effective August 11, 1999, the loan agreement was terminated, and as of the date of this Proxy Statement, all outstanding borrowings under the loan agreement have been repaid.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

       Eligible shareholders of record may vote at the Special Meeting in person or by means of the enclosed proxy card. You may specify your voting choices by marking the appropriate boxes on the proxy card. The proxy solicited hereby, if properly signed and returned to us and not revoked prior to or at the Special Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your proxy card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the board of directors.

       The board of directors encourages you to complete and return the proxy card even if you expect to attend the Special Meeting. You may revoke your proxy at any time before it is voted at the Special Meeting by giving written notice of revocation to our Secretary, by submission of a proxy bearing a later date or by attending the Special Meeting in person and casting a ballot. A beneficial owner of shares held by a broker or bank will need to vote or modify such owner's vote through instructions given to the broker or bank.

       The proxy card authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Special Meeting.

       You Must Return a Signed Proxy Card If You Want the Proxy Holders to Vote Your Shares of Common Stock.

       We will bear the cost of soliciting proxies. Following the mailing of proxy solicitation materials, proxies may be solicited by our directors, officers and employees personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, we will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

       We are not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in the matter to be acted on, as described herein.

                   SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE
                       2000 ANNUAL MEETING OF SHAREHOLDERS

       Shareholder proposals received for inclusion in our proxy statement for the 2000 annual meeting must be submitted, in accordance with Rule 14a-8 under the Exchange Act, a reasonable time before the printing and mailing of our proxy statement. We presently intend to mail our annual meeting proxy materials on or about April 14, 2000 and therefore we will consider proposals received by on or before January 14, 2000 as timely submitted for inclusion in our annual meeting proxy statement. We will consider shareholder proposals submitted outside the processes of Rule 14a-8 and received on or before March 1, 1999 as timely submitted for the purposes of Rule 14a-4 under the Exchange Act.

                                           By Order of the board of directors,

                                           Amy Aguilar-Brown
                                           Vice President, Legal Affairs
                                           and Secretary

New York, New York
December 30, 1999

         All Shareholders are urged to complete, sign, date, and return the Accompanying Proxy Card In The Enclosed Postage-Paid Envelope.
               Thank You For Your Prompt Attention To This Matter

                                                                         ANNEX A

                             INTERWORLD CORPORATION
                           2000 EQUITY INCENTIVE PLAN

       SECTION 1.    PURPOSE

       The purposes of this InterWorld Corporation 2000 Equity Incentive Plan (the "Plan") are to encourage selected employees, outside directors and consultants of InterWorld Corporation (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

       SECTION 2.    DEFINITIONS

       As used in the Plan, the following terms shall have the meanings set forth below:

              (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

              (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

              (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

              (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              (e) "Consultant" shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor. Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

              (f) "Committee" shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two directors, each of whom is not an employee of the Company or an Affiliate and meets the eligibility requirements imposed by Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended, and each of whom is an outside director for purposes of Section 162(m) of the Code.

              (g)    "Dividend Equivalent" shall mean any right granted under
Section 6(e) of the Plan.

              (h) "Employee" shall mean any employee of the Company or of any Affiliate.

              (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

              (j)    "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

              (k) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

              (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

              (m) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

              (n) "Outside Director" shall mean a member of the Board of Directors of the Company or any Affiliate who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

              (o) "Participant" shall mean an Employee, Outside Director or Consultant who receives an Award under the Plan.

              (p)    "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

              (q) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

              (r) "Predecessor Plan" shall mean the Company's Amended and Restated 1996 Stock Option Plan.

              (s) "Released Securities" shall mean shares of Restricted Stock as to which all restrictions imposed by the committee have expired, lapsed, or been waived.

              (t)    "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan.

              (u)    "Restricted Stock Unit" shall mean any right granted under
Section 6(c) of the Plan that is denominated in Shares.

              (v) "Shares" shall mean the shares of common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

              (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

       SECTION 3.    ADMINISTRATION

       Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award;
(v) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (vi) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee, director or consultant of the Company or of any Affiliate. In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, once the Award is made, the Committee shall not have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal. Actions of the Committee may be taken either
(i) by a subcommittee, designated by the Committee, composed of two or more members, or (ii) by the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan.

       SECTION 4.    SHARES AVAILABLE FOR AWARDS

              (a)    SHARES AVAILABLE. Subject to adjustment as provided in
Section 4(b):

                     (i) CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan shall be
       (A) 3,000,000, plus the Shares remaining available for issuance under the Predecessor Plan on the effective date of this Plan, plus (B) the additional Shares as follows. As of January 1 of each year, commencing with the year 2001 and ending with the year 2006, the aggregate number of Shares available for granting Awards under the Plan shall automatically increase by a number of Shares equal to the lesser of (x) 5% of the total number of Shares then outstanding and (y) 750,000 subject to adjustment as provided in Section 4(b). Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or by an award granted under the Predecessor Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan. Notwithstanding the foregoing, the maximum number of Shares with respect to which Incentive Stock Options may be granted in any year shall be 5,000,000.

                     (ii)   ACCOUNTING FOR AWARDS. For purposes of this Section
       4,

                            (A)    if an Award (other than a Dividend
              Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

                            (B)    Dividend Equivalents and Awards not
              denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

                     (iii) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

              (b) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

       SECTION 5.    ELIGIBILITY

       Any Employee, Outside Director or Consultant shall be eligible to receive Awards under the Plan. Any Awards granted to members of the Committee shall be approved by the Board of Directors of the Company.

       SECTION 6.    AWARDS

              (a) OPTIONS. The Committee is hereby authorized to grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                     (i) EXERCISE PRICE. The exercise price per Share of each Option shall be determined by the Committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option, and such exercise price per share under any Non-Qualified Stock Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant of such Non-Qualified Stock Option (or if the Committee so determined, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

                     (ii) OPTION TERM. The term of each Option shall be fixed by the Committee.

                     (iii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                     (iv) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

              (b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of 1. the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over 2. the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

              (c)    RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

                     (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.

                     (ii) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                     (iii) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                     (iv) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

              (d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. The goals established by the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

              (e) DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

              (f) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 85% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

              (g)    GENERAL.

                     (i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                     (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                     (iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

                     (iv) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, a) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant or b) transfer any Award other than an Incentive Stock Option for bona fide estate planning purposes. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                     (v) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

                     (vi) PER-PERSON LIMITATION ON AWARDS. The number of Shares with respect to which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards may be granted under the Plan to an individual Participant in any one fiscal year of the Company shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b). The maximum fair market value of payments to an individual Participant under Performance Awards in any one fiscal year of the Company shall not exceed $5,000,000.

                     (vii) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

       SECTION 7.    AMENDMENT AND TERMINATION

       Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

              (a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

              (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

              (c) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Except as provided in the following sentence, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan. In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee shall not have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

              (d) CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

       SECTION 8.    GENERAL PROVISIONS

              (a) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Outside Director, Consultants, other holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

              (b) DELEGATION. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees, Consultants, other holders or beneficiaries of Awards under the Plan who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who also are not "covered employees" for purposes of Section 162(m) of the Code.

              (c) WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

              (d) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

              (e) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to remain an employee, director or consultant of the Company or any Affiliate. Further, the Company or an Affiliate may at any time terminate the service of any employee, director or consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

              (f) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

              (g) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

              (h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

              (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

              (j) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

       SECTION 9.    EFFECTIVE DATE OF THE PLAN

       The Plan shall be effective as of the date of its approval by the stockholders of the Company.

       SECTION 10.   TERM OF THE PLAN

       No Award shall be granted under the Plan after January 25, 2010. However, unless otherwise expressly provided in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                           [FRONT SIDE OF PROXY CARD]

                             INTERWORLD CORPORATION

                          PROXY/VOTING INSTRUCTION CARD

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERWORLD CORPORATION FOR THE SPECIAL MEETING ON JANUARY 25, 1999

         The undersigned appoints Michael Donahue, Peter Schwartz and Amy Aguilar-Brown, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of InterWorld Corporation. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on January 25, 1999, and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

        IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE INTERWORLD 2000 EQUITY INCENTIVE PLAN.


                    (Continued, and to be signed and dated on the reverse side.)

                                                INTERWORLD CORPORATION

                                                     395 HUDSON STREET

                                                             6TH FLOOR

                                              New York, New York 10014

                          [REVERSE SIDE OF PROXY CARD]


1. To approve and adopt the InterWorld 2000 Equity Incentive Plan.

         / /   FOR             / /   AGAINST             / /   ABSTAIN

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE INTERWORLD 2000 EQUITY INCENTIVE PLAN.




In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof

                             Change of Address and
                             or Comments Mark Here  / /

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

DATED: _____________________________________, 1997

__________________________________________________
                    Signature

__________________________________________________
                    Signature


VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK


PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
ENCLOSED PREPAID ENVELOPE



                                       S-2